Exhibit 10.34

AMENDMENT TO

LANZATECH NEW ZEALAND LIMITED STOCK OPTION AWARD AGREEMENTS

WHEREAS, LanzaTech New Zealand Limited is party to a deed poll (the “Options Deed Poll”) declared by it to establish schemes enabling certain persons connected to LanzaTech New Zealand Limited and its subsidiaries to be granted options to acquire shares issued by the LanzaTech New Zealand Limited (“Options”);

WHEREAS, the LanzaTech New Zealand Limited has established the following schemes under the Options Deed Poll:

●	the LanzaTech New Zealand Limited 2011 Stock Plan, as amended (the “2011 Plan”),
●	the LanzaTech New Zealand Limited 2013 Stock Plan, as amended (the “2013 Plan”),
●	the LanzaTech New Zealand Limited 2015 Stock Plan, as amended (the “2015 Plan”), and
●	the LanzaTech New Zealand Limited 2019 Stock Plan, as amended (the “2019 Plan” and together with the 2011 Plan, the 2013 Plan, and the 2015 Plan, the “Plans” and each a “Plan”);

WHEREAS, pursuant to Section 6 of each of the Plans, all Options shall be evidenced by an award agreement (the “Award Agreements”);

WHEREAS, effective October 28, 2021 (Eastern Time) (the “Effective Date”), LanzaTech New Zealand Limited was removed from the New Zealand register, and the entity LanzaTech NZ, Inc. (the “Company”) was incorporated in Delaware (such event, the “Domestication”);

WHEREAS, as a result of the Domestication, each ordinary share in the capital of LanzaTech New Zealand Limited became a share of common stock of the Company (the “Substitution”) under the Options Deed Poll, the Outstanding Awards (as such term is defined in the Board Consent (defined below)), and the Plans;

WHEREAS, pursuant to the Board Consent dated October 28, 2021 (the “Board Consent”), the Board authorized the Company’s general counsel to prepare and execute these amendments to the Award Agreements for the Outstanding Options (the “Option Agreements”) to reflect the Substitution and Domestication.

NOW, THEREFORE, BE IT RESOLVED, that effective as of the Effective Date, the Option Agreements are amended as follows:

1.	In each of the Option Agreements, each occurrence of “Lanzatech New Zealand Limited” or “LanzaTech New Zealand Limited,” including any such occurrence in the title of an Option Agreement, in the name of the applicable Plan contained in an Option Agreement or in the Notice of Grant of and Subscription for Stock Option (each such notice a “Grant Notice”), is replaced with “LanzaTech NZ, Inc.”

2.	In each of the Option Agreements, the first sentence of Section 3.4, or Section 3.4(a), as applicable, is amended to read as follows:

The Participant will be responsible for complying with any applicable Stockholders’ Agreements (as defined below), any requirements under the Company’s Certificate of Incorporation, all local laws and regulations and any tax, securities laws and foreign exchange control laws in connection with the exercise of the Option and any subsequent ownership or sale of shares of Stock.

3.

In each of the Option Agreements, the first sentence of Section 3.6 is amended to replace “the applicable Investment Terms and any constitutional requirements” with “any applicable Stockholders’ Agreements (as defined below) and the Company’s Certificate of Incorporation”, or if no such phrase exists, to add “, including any applicable Stockholders’ Agreements (as defined below) and the Company’s Certificate of Incorporation” to the end thereof.

4.	In each of the Option Agreements, Section 3 is amended by inserting the following new Section as Section 3.7 and renumbering any subsequent Sections and cross-references accordingly:

3.7Stockholder Agreements. If required under the terms of such agreements and upon the exercise of any Option, the Participant agrees to enter into any stockholder agreement(s) of the Company that may be in place at the time of exercise to which other holders of Stock or holders of common stock of the Company are party, including the Investment Terms and any voting, right of first refusal, co-sale or similar agreements (“Stockholders’ Agreements”), and to accept the rights and obligations under such agreements as if the Participant were an original party thereto. If required under the terms of such agreements and upon the conversion of any Stock into common stock of the Company, the Participant agrees to enter into any stockholder agreement(s) of the Company that may be in place at the time of conversion to which other holders of shares of common stock of the Company are party, including any voting, right of first refusal, co-sale or similar agreements, and to accept the rights and obligations under such agreements as if the Participant were an original party thereto.

5.	In each of the Option Agreements, the third sentence of Section 5 is amended to read as follows:

The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant except in accordance with, and subject to any requirements or limitations imposed by the Company’s Certificate of Incorporation, any applicable Stockholders’ Agreements and applicable law.

6.

In each of the Option Agreements under the 2011 Plan for options not granted to New Zealand residents (“2011 Option Agreements (non-NZ Edition)”), Option Agreements under the 2013 Plan for options not granted to New Zealand residents (“2013 Option Agreements (non-NZ Edition)”), Option Agreements under the 2015 Plan (“2015 Option Agreements”) and Option Agreements under the 2019 Plan (“2019 Option Agreements”), the fourth sentence of Section 5 is removed in its entirety.

7.	In each of the Option Agreements, the first sentence of Section 10 is amended to read as follows:

The Participant shall have no rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry in the share register of the Company or issuance to Participant of a certificate or certificates representing such shares).

8.	In each of the Option Agreements, the first sentence of Section 12 is amended to read as follows:

The Company may at any time place legends in accordance with the Plan, the Stockholders’ Agreements and any applicable securities law restrictions on all certificates representing shares of Stock subject to the provisions of this Option Agreement.

9.	In each of the Option Agreements, Section 13 is amended to read in its entirety as follows:

13.Restrictions on Transfer of Shares.

No shares acquired upon exercise of the Option may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Participant), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law other than a sale or transfer offered or required by the Company or another shareholder of the Company, in accordance with the Company’s Certificate of Incorporation or any applicable Stockholders’ Agreements, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Option Agreement, the Company’s Certificate of Incorporation or any applicable Stockholders’ Agreements or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

10. The Stock Option Exercise Notice attached to each of the Option Agreements is amended in its entirety and attached hereto as Attachment A.

***

IN WITNESS WHEREOF, this Amendment to the Option Agreements has been executed on behalf of the Company this 28th day of October, 2021.

LANZATECH NZ, INC.

By:	/s/ Mark Burton
Mark Burton
General Counsel, LanzaTech NZ, Inc.

ATTACHMENT A

REVISED STOCK OPTION EXERCISE NOTICE

Participant:

Date:

STOCK OPTION EXERCISE NOTICE

To:	LANZATECH NZ, INC.
Attention: Legal Department

Ladies and Gentlemen:

1.

Option. I was granted an option (the “Option”) to purchase shares of common stock (the “Shares”) of LanzaTech NZ, Inc. (the “Company”) pursuant to the Company’s stock plan in effect on the date of grant (the “Plan”) as follows:

Date of Grant:

Number of Option Shares:

Exercise Price per Share:

2.	Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which are Vested Shares, in accordance with the Grant Notice and the Option Agreement:

Total Shares Purchased:

Total Exercise Price (Total Shares X Price per Share):

3.	Payments. I enclose payment or evidence of payment in full of the total exercise price for the Shares.
4.

Tax Withholding (U.S. Participants Only). I authorize any payroll withholding and otherwise will make adequate provision for the tax and social insurance withholding obligations of the Company, if any, in connection with the Option. I enclose payment or evidence of payment in full of my withholding taxes.

(Contact Plan Administrator for amount of tax due.)

5. Investment Representations (U.S. Participants Only). In connection with the purchase of the above-listed Shares, I represent to the Company the following:

a.

I am aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. I am acquiring these securities for investment for my own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

b.

I acknowledge and understand that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. I further understand that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. I further acknowledge and understand that the Company is under no obligation to register the Shares. I understand that the certificate evidencing the Shares shall be imprinted with any legend required under applicable state securities laws.

c.

I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

6. Restrictive Legends and Stop-Transfer Orders (U.S. Participants Only).

a.

Legends. I understand and agree that if the Company issues certificate(s) evidencing ownership of the Shares, it shall cause the legends to be placed upon any such certificate(s) that may be required by the Company or by state or federal securities laws.

b.

Stop-Transfer Notices. I agree that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

7. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice, the Plan, the Company’s Certificate of Incorporation or any applicable Stockholders’ Agreements or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8. Stockholder Consent to Electronic Transmissions. Subject to the limitations set forth in Delaware General Corporation Law § 232(e), I hereby consent to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (a) electronic mail to the electronic mail address set forth under Paragraph 9 (or to any other electronic mail address for me in the

Company’s records), (b) posting on an electronic network together with separate notice to me of such specific posting or (c) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to me. This consent may be revoked by me by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law § 232.

9.Participant Information

My address is:

My email is:

10.	Binding Effect. I agree that:
a.

the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Grant Notice, the Option Agreement, and the Plan, to all of which I hereby expressly assent; and

b.	this Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

I understand that I am purchasing the Shares pursuant to the terms of the Plan, the Grant Notice and my Option Agreement, copies of which I have received and carefully read and understand. I consent to becoming a holder of the Shares.

I expressly undertake, if and to the extent so required by the Company, to enter into any applicable Stockholders’ Agreements and to execute any other documents which the Company considers are necessary or desirable, in each case, prior, and as a condition, to the issue of any Shares to me.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.
LANZATECH NZ, INC.

By:

Title:

Dated: